Exhibit 3.43

[SEAL]                                 ARTICLES OF INCORPORATION                                [SEAL]

OF

HIGHLANDS RANCH REAL ESTATE CORPORATION

The undersigned natural persons of the age of twenty-one (21) years or more, hereby associate themselves together to form a corporation, under and pursuant to the statutes of the State of Colorado, and adopt the following Articles of Incorporation:

ARTICLE I

The name of this Corporation shall be:

HIGHLANDS RANCH REAL ESTATE CORPORATION

ARTICLE II

A. The nature of the business of the Corporation and the objects and purposes to be transacted, promoted and carried on by it are:

1.	To provide for maintenance, preservation and architectural control of the development known as Highlands Ranch, and to promote the health, safety and welfare of the residents of such community;

2.	To engage in the business of and to act as general contractors and land development managers; to contract for and coordinate the development activities of subcontractors and others on lands owned by the Corporation or others; to engage in all activities, render all services, and handle and deal in all materials, supplies and products related or incidental to any and every phase of the building and construction trades;

3.	To acquire by purchase, lease, or otherwise and to improve and develop real property. To erect dwellings, apartment houses, and other buildings, private or public, of all kinds, and to sell or rent the same. To rebuild, enlarge, alter, or improve any buildings or other structures held or occupied by the Corporation, and to carry on any lawful business therein or thereon. To lay out, grade, pave, and dedicate roads, streets avenues, highways, alloys, courts, paths, walks, parks, and playgrounds. To buy, sell, mortgage, exchanges, lease, let, hold for investment or otherwise, use, and operate real estate of all kind’s, improved or unimproved, and any right or interest therein.

4.	To engage in any commercial, industrial, manufacturing or agricultural enterprises calculated or designed to be profitable to this Corporation and in conformity with the laws of the State of Colorado.

5.	To generally engage in any lawful business.

The objects and purposes specified in each of the foregoing paragraphs shall not be limited or restricted by reference or inference from the terms of any other paragraph but each shall be regarded as an independent object and purpose.

B. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the state of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes, including the following:

(a) To borrow money for any corporate purpose from its officers, directors or shareholders, upon fair and equitable terms and conditions.

(b) To acquire shares of its own capital stock, and on hold the same either as treasury stock, or to cancel the same in the manner provided by law; any stock so held in the treasury shall not be voted.

ARTICLE III

This Corporation shall have perpetual existence.

ARTICLE IV

A. The aggregate number of shares which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock of no par value. The consideration for the issuance of shares may be paid in whole or in part in money, and other property, tangible or intangible, or in labor or in services actually performed for the Corporation.

When payment of the consideration for which shares are to be issued shall have been received, such shares shall be deemed to be fully paid and not liable for any further call or assessment thereon.

B. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote. In the election of directors, cumulative voting shall not be allowed.

C. Shareholders of the capital stock of this Corporation shall have the pre-emptive or preferential right to subscribe for any shares of the capital stock of this Corporation, whether now or hereafter authorized, and the right to acquire additional or treasury shares of the Corporation or securities convertible into shares or carrying stock purchase warranty or privileges.

D. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of the State of Colorado.

ARTICLE V

The number of persons constituting the Board of Directors of the Corporation shall be fixed by the Bylaws of the Corporation. Directors need not be residents of the State of Colorado, nor shareholders of the Corporation, and shall exercise all the powers conferred on the Corporation by these Articles of Incorporation and by the laws of the State of Colorado. The initial Board of Directors shall consist of three (3) members, and the names and addresses of those persons who are to serve as Directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, are as follows:

Philip J. Reilly	26137 La Paz Road Mission Viejo, California 92691

James G. Toepfer	6900 5o. Yosemite Englewood, Colorado 80110

James L. Huessan	26137 La Paz Road Mission Viejo, California 92691

ARTICLE VI

No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected by reason of any of the directors or officers of this Corporation being interested, in their individual capacities, or as an officer or director of another corporation, individually or jointly with others as a party to such contract or transaction; provided that the fact of such interest is known or disclosed to the Board. Any member of the Board so interested may be counted in determining the existence of a quorum at which the matter is considered and may vote at the meeting at which this matter is taken up, as if he were not so interested.

ARTICLE VII

A. The address of the initial registered office of the Corporation is 1900 First National Bank Building, 621 Seventeenth Street, Denver, Colorado 80293.

B. The name of the initial registered agent for the Corporation at such address is Thomas T. Grimshaw.

ARTICLE VIII

Any director or officer or former director or officer of the Corporation shall be indemnified by the Corporation against all costs and expenses actually and reasonably incurred by his for advice or assistance concerning, or in connection with the defense of, any action, suit or proceeding, civil, criminal or administrative, except in relation to the liabilities under the Securities Act of 1933, so amended; the Securities Laws of the State of

Colorado; or other applicable Securities Laws, in which he is made a party by reason of being or having been a director or officer of the Corporation, whether or not he continues to be a director or officer at the tine of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director or officer shall have been derelict in the performance of his duty as such director or officer.

(a)	in a matter which shall have been subject of a suit or proceeding in he shall have been finally adjudged in such suit or proceeding to have been derelict in the performance of his duty as such director or officer, or

(b)	in a matter not falling within (a) next preceding if either all disinterested members of the Board of Directors or a committee of disinterested stockholders of the Corporation (excluding therefrom any director or officer) selected as hereinafter provided, shall determine that he is derelict.

The selection of the committee of stockholders provided above may be made by unanimous action of the disinterested directors or, if there be no disinterested director or directors, by the chief executive officer of the Corporation, provided that not less than two (2) stockholders shall be selected in any case. A director or stockholder shall be deemed disinterested in a matter if he has no interest therein other than as a director or stockholder of the Corporation, as the case may be. The foregoing shall not constitute exclusive tests as to dereliction and no determination as to dereliction shall be questioned on the ground that it is made otherwise than as provided above. The Corporation may pay the fees and expense of the stockholders or directors, as the case may be, incurred in connection with making a determination as above provided.

The foregoing indemnification shall include reimbursement of all costs and expenses reasonably incurred in settling any such claim asserted, suit or proceeding, when the so doing appears to be for the best interests of the Corporation, and shall be in addition to any rights to which any director or officer may otherwise be entitled as a matter of law.

ARTICLE IX

The officers of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation’s Board of Directors, as evidenced by resolutions appearing in its minutes. When so delineated, opportunities within such areas of interest shall be disclosed promptly to the Board of Directors. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers shall be free to engage in such areas and to continue a business existing prior to the time that such an area of interest has bees designated.

ARTICLE X

The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights derived from such shares, and shall not be bound to recognise any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other persons, including but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes a registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled: (1) to receive notice of the meetings of the shareholders; (2) to vote at such meetings; (3) to examine a list of the shareholders; (4) to be paid dividends or other sums payable to shareholders; (5) to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

ARTICLE XI

The names and addresses of the incorporators of this Corporation are as follows:

Ralph L. Poucher	1900 First National Bank Building 621 Seventeenth Street Denver, Colorado 80293

John J. Tipton	1900 First National Bank Building 621 Seventeenth Street Denver, Colorado 80293

Charles W. Lilley	1900 First National Bank Building 621 Seventeenth Street Denver, Colorado 80293

Executed this 27th day of September, 1979.

RECORDED	Ralph L. Poucher

John J. Tipton

SECRETARY OF STATES OFFICE
Charles W. Lilley

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)

I, Leigh J. Newcomb, a Notary Public, in and for the City and County and State aforesaid, do hereby certify that on the 27th day of September, 1979, personally appeared before me Ralph L. Poucher, John J. Tipton and Charles W. Lilley, who are personally known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and who being by me first duly sworn declared that they were the persons who signed the foregoing document as Incorporators, that they signed the same as their free and voluntary act and deed, and that the statements contained therein are true.

/s/ Leigh J. Newcomb
Notary Public

My Commission Expires: July 8, 1981

[SEAL]	MAIL TO: Colorado Secretary of State Corporations Office 1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 866-2361
	ARTICLES OF AMENDMENT
	to the
	ARTICLES OF INCORPORATION	655956

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is Highlands Ranch Real Estate Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted on January 14, 1986 as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

☐	Such amendment was adopted by the board of directors where no shares have been issued.

☒	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Subpart A, Article II of the Articles of Incorporation of Highlands Ranch Real Estate Corporation, as filed with the Colorado Secretary of State on September 27, 1979, shall be, and hereby is, amended by adding thereto a new subsection II. A.6. as follows:

6.	To obtain and maintain a Colorado real estate license, to engage in the business of and to act as a real estate broker and to collect commissions and other fees in connection therewith.

THIRD: The manner, if not set forth is such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: N/A

HIGHLANDS RANCH REAL ESTATE CORPORATION

By		(Note 1)
James G. Toepfer

and		(Note 2)
Paul B. Pressman, Asst

(Note 3)

SS Form DFI (Rev. 1/86)	MAIL TO:	for office use only
	COLORADO SECRETARY OF STATE CORPORATIONS OFFICE	FILED-COLD. DEPT. OF STATE
	1560 Broadway, Suite 200 Denver, Colorado 80202 (303) 866-2361	724698 MY-7 87
SUBMIT ONE Filing fee 85.00 This document must be typewritten.	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH,	APR 30 1987
DP0382547

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of Colorado, submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

First: The name of the corporation or limited partnership is:

Highlands Ranch Real Estate Corporation

Second: the address of its REGISTERED OFFICE is 8822 S. Ridgeline Blvd.

Highlands Ranch, CO 80126

Third: The name of its REGISTERED AGENT is Joseph B. Blake

Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

Fifth: The address of its place of business in Colorado is 8822 S. Ridgeline Boulevard

Highlands Ranch, CO 80126 (Note 1)

By	(Note 2)

Its ☒ president
Its ☐ authorized agent
Its ☐ registered agent (Note 3)
Its ☐ general partner

STATE OF Colorado

COUNTY OF Douglas

Subscribed and sworn to before me this      day of                     ,19        .

My commission expires                                     .

Notary Public (Note 4)

Address

Must be typed FILING FEE: $5.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242 DPC-19871382547	For office use only

Please include a typed self-addressed envelope	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

            _______________________________________________________________

submits the following statement for the purpose of changing its office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:
	Highlands Ranch Real Estate Corporation	NC65

SECOND:	Street address of the current registered office is:
8822 South Ridgeline Boulevard, Highlands Ranch, CO 80126
(Include City, State, Zip)

and if changed, the NEW STREET ADDRESS is:
300 West Plaza Drive, Suite 300, Highlands Ranch, CO 80126
(Include City, State, Zip)

THIRD:	The name of its current registered agent is:

and if changed, the NEW REGISTERED AGENT is:

Signature of NEW REGISTERED AGENT:

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is:

Signature
Jeffrey H. Donelson
Title	Assistant Secretary

COMPUTER UPDATE COMPLETE MJ

MUST BE TYPED FILING FEE: $5.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242 DPC-19871382547	For office use only	003

Please include a typed self addressed envelope	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

Colorado

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:
Highlands Ranch Real Estate Corporation

SECOND:	Street address of current REGISTERED OFFICE is:	300 West Plaza Drive, Suite 300
Highlands Ranch, CO. 80126
(Include City, State, Zip)

	and if changed, the new street address is:	9135 S. Ridgeline Blvd. Highlands Ranch, CO. 80129
(Include City, State, Zip)

THIRD:	The name of its current REGISTERED AGENT is: Bert Selva
and if changed, the new registered agent is: Jeffrey H. Donelson
	Signature of New Registered Agent	______________________________
	Principal place of business	9135 S. Ridgeline Blvd. Highlands Ranch, CO. 80129
(City, State, Zip)

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is

Signature
Title	Agent

COMPUTER UPDATE COMPLETE

Revised 7/97

CHANGE OF NAME

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION (PROFIT)

Form 205 NOT VALID AFTER JUNE 30, 2004

Read about new Forms at www.sos.state.co.us

Filing fee: $25.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us

ABOVE SPACE FOR OFFICE USE ONLY

19871382547

Pursuant to § 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1. The name of the corporation is: Highlands Ranch Real Estate Corporation

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 1/23/04

3. The text of each amendment adopted (include attachment if additional space needed):

Resolved that the name of the Corporation is hereby changed from “Highlands Ranch Real Estate Corporation” to “Shea Properties of Colorado, Inc.,” and that the Corporation adopt Shea Properties of Colorado as a tradename.

4. If changing the corporation name, the new name of the corporation is:

Shea Properties of Colorado, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

☐	No shares have been issued or Directors elected – Adopted by Incorporator(s)

☑	No shares have been issued but Directors have been elected – Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required – Adopted by the board of directors

☐	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7. Effective date (if not to be effective upon filing) 3/9/04 (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Carol Janusz, 9135 Ridgeline Boulevard, Suite 100, Highlands Ranch, CO 80129

Please refer to § 7-90-301 (8), C.R.S

CERTIFICATE OF TRADENAME
Form 135 NOT VALID AFTER JUNE 30, 2004
Read about new Forms at www.sos.state.co.us
Filing fee: $10.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed.
Copies of filed documents may be obtained at www.sos.state.co.us

19871382547

Pursuant to § 7-71-101(2) and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), this certificate regarding a tradename is delivered to the Colorado Secretary of State for filing.

1.	The entity name is: Shea Properties of Colorado, Inc.

                        (as shown on the records of the Secretary of State)

organized under the laws of Colorado (state or country)

2.	The location of its principal office is: 9135 Ridgeline Blvd., #100, Highlands Ranch, CO 80129

                                                                      (must be a complete address, including zip)

3.	The name (other than its own entity’s name) under which the business is transacted is: Shea Properties of Colorado

4.	A brief description of the kind of business transacted under the trade name is: Land sales, development and leasing, commercial brokerage activities.

5.	The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:
Carol Janusz, 9135 Ridgeline Blvd., #100, Highlands Ranch, CO 80129

Please refer to § 7-90-301 (8), C.R.S